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                                                                   Exhibit (e-2)


                              FORM OF AMENDMENT TO
                             DISTRIBUTION AGREEMENT


         This Amendment (the "Amendment") to the Distribution Agreement (the "Distribution Agreement") made and entered into as of the June 24, 2003 by and between PACIFIC CAPITAL FUNDS, a Massachusetts business trust (the "Trust") and BISYS FUND SERVICES, L.P., d/b/a BISYS FUND SERVICES ("Distributor"), is made and entered into as of this day of ______, 2004. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Except as amended hereby, the Distribution Agreement remains in full force and effect. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Distribution Agreement.

         2. The attached "Class C Shares Distribution and Shareholder Service Plan" is hereby appended to Schedule A of the Distribution Agreement.

         3. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been entered into as of the day and year first above written.

                  TRUST:

                  PACIFIC CAPITAL FUNDS,
                  a Massachusetts business trust


                  By:
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                         Name:
                                ------------------------------------------------
                         Its:
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                  DISTRIBUTOR:

                    BISYS FUND SERVICES, LIMITED PARTNERSHIP
                         By:  BISYS Funds Services, Inc., its General
                              Partner

                         By:
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                         Name:
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                         Its:
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